Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE EDGIO, INC. STOCKHOLDERS LITIGATION	CONSOLIDATED C.A. No. 2022-0624-MTZ

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF CLASS

ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR

The Court of Chancery of the State of Delaware authorized this Notice.

This is not a solicitation from a lawyer.

NOTICE OF PENDENCY OF CLASS ACTION:1 Please be advised that your rights will be affected by the above-captioned stockholder class action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”) if you held shares of Edgio, Inc. (“Edgio”) or, as Edgio was formerly known, Limelight Networks, Inc. (“Limelight”) common stock, either of record or beneficially, at any time during the period from March 21, 2021, through and including September 29, 2023 (the “Class Period”).

NOTICE OF SETTLEMENT: Please also be advised that Plaintiffs George Assad and Dianne Botelho, on behalf of themselves and the other members of the Settlement Class (defined in paragraph 28 below), and Defendants Walter D. Amaral, Doug Bewsher, Scott A. Genereux, Patricia Parra Hadden, Bob Lyons, David C. Peterschmidt, and Edgio have reached a proposed settlement of the Action (the “Settlement”). As stated in paragraph 29 below, pursuant to the Settlement, Edgio and College Top Holdings, Inc. (“College Top”) will execute an Amended and Restated Stockholders Agreement (the “Amended Stockholders Agreement”), which will include, among other things, provisions stating that (1) with respect to all matters other than director elections, College Parent shall vote 25% of its Edgio shares pro rata with all other Edgio stockholders and may vote 75% of its Edgio shares, at its discretion, either in favor of the Board’s recommendation or pro rata with all other Edgio stockholders; (2) with respect to director elections, College Parent may vote its Edgio shares at its discretion; and (3) certain transfer restrictions

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Any capitalized terms not otherwise defined in this Notice shall have the meanings given to them in the Stipulation and Agreement of Settlement, Compromise, and Release dated September 29, 2023 (the “Stipulation”). A copy of the Stipulation is attached as Exhibit 99.2 to the Form 8-K filed by Edgio on October 27, 2023. The Stipulation and this Notice are also available at www.blbglaw.com.

applicable to College Parent are limited to Competitors, as defined in the Amended Stockholders Agreement. These provisions replace provisions that (i) with respect to certain routine matters submitted for a stockholder vote, including director elections, obligated College Parent to vote in favor of the Board’s recommendations and against any director nominees not recommended by the Board for election; (ii) with respect to all other matters submitted for a stockholder vote, obligated College Parent to vote either in favor of the Board’s recommendation or pro rata with all other Limelight stockholders; and (iii) restricted College Parent from transferring its stock to a broader set of transferees, including persons listed on the then most recently published “SharkWatch 50” list. Plaintiffs allege that these amendments benefit the Settlement Class by allowing more of Edgio’s stock to be voted independently from Edgio’s directors’ recommendation. If approved by the Court, the Settlement will resolve all claims in the consolidated actions captioned Assad v. Amaral et al., C.A. No. 2022-0624-MTZ (Del. Ch.), Botelho v. Amaral et al., C.A. No. 2022-0626-MTZ (Del. Ch.), and In re Edgio, Inc. Stockholders Litigation, C.A. No. 2022-0624-MTZ (Del. Ch.) (collectively, the “Consolidated Actions”).

Please Note: Class Members will not receive any direct payment from the Settlement. Accordingly, there is no Proof of Claim Form for Class Members to submit in connection with the Settlement. Also, Class Members and are not required to take any action in response to this Notice.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE PROPOSED SETTLEMENT OF THE CONSOLIDATED ACTIONS.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to notify Class Members of the existence of the Consolidated Actions and the terms of the proposed Settlement of the Consolidated Actions. The Notice is also being sent to inform Class Members of a hearing that the Court has scheduled to consider the fairness, reasonableness, and adequacy of the Settlement and the application by Plaintiffs’ Co-Lead Counsel—Bernstein Litowitz Berger & Grossmann LLP and Friedman Oster & Tejtel PLLC—for an award of attorneys’ fees and expenses (the “Settlement Hearing”). See paragraphs 39 and 40 below for details about the Settlement Hearing, including the date and time of the hearing.

2. The Court directed that this Notice be provided to Class Members because they have a right to know about their options before the Court rules on the proposed Settlement. Additionally, Class Members have the right to understand how the Consolidated Actions and the proposed Settlement generally affect their legal rights. Please Note: The Court may approve the proposed Settlement with such modifications as the Parties may agree to, if appropriate, without further notice to Class Members.

3. The issuance of this Notice is not an expression by the Court of any findings of fact or any opinion concerning the merits of any claim in the Consolidated Actions, and the Court has not yet decided whether to approve the Settlement.

WHAT IS THIS CASE ABOUT?

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO THE FOLLOWING MATTERS AND THESE RECITATIONS SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

4. On March 6, 2022, the Board of Directors of Limelight (the “Board”) approved, and Limelight entered into, a stock purchase agreement (the “Purchase Agreement”) whereby, among other things, Limelight agreed to purchase from College Parent, L.P. (“College Parent”) all of the issued and outstanding common stock of Edgecast, Inc. (“Edgecast”), as well as certain related businesses and assets, in exchange for the issuance by Limelight to College Parent of shares of Limelight common stock (such transactions collectively, the “Acquisition”).

5. It was estimated that, as the result of the Acquisition, College Parent would hold approximately 35% to 39% of Limelight’s outstanding common stock.

6. In the Purchase Agreement, Limelight and College Parent agreed that, upon the closing of the Acquisition, they would enter into a stockholders’ agreement (the “Stockholders’ Agreement”) that included, among other things, provisions stating that (1) with respect to certain routine matters submitted for a stockholder vote, including director elections, College Parent must vote in favor of the Board’s recommendations and against any nominees not recommended by the Board for election; (2) with respect to all other matters submitted for a stockholder vote, College Parent must vote either in favor of the Board’s recommendation or pro rata with all other Limelight stockholders; and (3) College Parent would be subject to certain transfer restrictions with respect to its Limelight common stock.

7. On May 4, 2022, Limelight filed a definitive proxy statement with the United States Securities and Exchange Commission (the “SEC”) relating to the Acquisition and seeking, among other things, approval of the issuance of Limelight common stock to provide for the purchase contemplated in the Acquisition.

8. On June 9, 2022, Limelight stockholders voted, among other things, to approve the stock issuance contemplated by the Acquisition.

9. On June 15, 2022, the Acquisition closed, pursuant to which, among other things: (i) College Parent became the holder of approximately 35% of Limelight’s outstanding common stock; (ii) Limelight and College Top (as College Parent’s designee) entered into the Stockholders’ Agreement; and (iii) Limelight changed its name to Edgio.

10. On July 18, 2022, plaintiff George Assad commenced an action bearing the caption Assad v. Amaral et al., C.A. No. 2022-0624-MTZ (Del. Ch.) (the “Assad Action”), by filing a complaint (the “Assad Complaint”) on behalf of himself and similarly situated stockholders of Edgio, against Defendants asserting a claim for breach of fiduciary duty, and Assad requested expedition. In the Assad Action, Mr. Assad alleged that Limelight’s board of directors had caused Limelight, in conjunction with the issuance of stock, to enter into the Stockholders’ Agreement with College Parent as a means to entrench Limelight’s incumbent directors and management. The Stockholders’ Agreement contained provisions that (i) with respect to certain routine matters submitted for a stockholder vote, including director elections, obligated College Parent to vote in favor of the Board’s recommendations and against any director nominees not recommended by the Board for election; (ii) with respect to all other matters submitted for a stockholder vote, obligated College Parent to vote either in favor of the Board’s recommendation or pro rata with all other Limelight stockholders; and (iii) restricted College Parent from transferring its stock to a broader set of transferees, including persons listed on the then most recently published “SharkWatch 50” list. College Parent held approximately 35% of Limelight’s issued stock, and the provisions allegedly served to protect the Limelight board of directors from being ousted in a stockholder vote. Mr. Assad claimed that these provisions impermissibly restricted the ability of Limelight stockholders to, if they so wished, elect new directors to Limelight’s board of directors.

11. Also on July 18, 2022, plaintiff Dianne Botelho commenced an action bearing the caption Botelho v. Amaral et al., C.A. No. 2022-0626-MTZ (Del. Ch.) (the “Botelho Action”), by filing a complaint (the “Botelho Complaint”) on behalf of herself and similarly situated stockholders of Edgio, against Defendants asserting a similar claim as in the Assad Action for breach of fiduciary duty in connection with the Board’s approval of the Acquisition and the Stockholders Agreement, and Botelho requested expedition.

12. On July 29, 2022, the Court entered an Order consolidating the Assad Action and the Botelho Action for all purposes into the Consolidated Actions and, among other things, appointed Assad and Botelho as co-lead plaintiffs in the Consolidated Actions, appointed the law firms Bernstein Litowitz Berger & Grossmann LLP and Friedman Oster & Tejtel PLLC as co-lead counsel, and designated the Assad Complaint as the operative complaint in the Consolidated Actions.2

13. On August 4, 2022, Defendants opposed the motions for expedition.

14. On August 10, 2022, the Court granted Assad’s motion for expedition in part, ordered prompt briefing on Defendants’ then-forthcoming motion to dismiss (the “Motion to Dismiss”), and stayed discovery pending resolution of Defendants’ then-forthcoming Motion to Dismiss.

15. On September 2, 2022, Defendants filed the Motion to Dismiss.

16. On September 23, 2022, Plaintiffs opposed the Motion to Dismiss.

17. The Parties completed briefing for the Motion to Dismiss on October 11, 2022, and argued the Motion to Dismiss before the Court on October 12, 2022.

18. On December 8, 2022, the Court requested supplemental briefing in connection with the Motion to Dismiss, which briefing was submitted to the Court for decision on January 20, 2023.

19. On May 1, 2023, the Court issued a Memorandum Opinion denying the Motion to Dismiss, finding that the Assad Complaint’s allegations led, at the pleading stage, to the reasonable inference that the Limelight board of directors negotiated for and obtained provisions in the Stockholders’ Agreement that protected the directors from stockholder activism.

20. On June 5, 2023, Defendants filed their Answer to the Assad Complaint.

[2]	The Assad Complaint is available at www.blbglaw.com.

21. Between May 2023 and August 2023, the Parties engaged in document and other written discovery, including the following: (i) Plaintiffs revived the limited discovery they had served on Defendants with the Assad Complaint and that had been stayed while the Motion to Dismiss was pending; and (ii) Plaintiffs propounded 24 additional requests for the production of documents to Defendants and served 45 interrogatories directed to Defendants.

22. Between May 2023 and August 2023, while discovery was proceeding, the Parties engaged in discussions concerning, among other things, the merits of the claims and defenses asserted in the Consolidated Actions.

23. Plaintiffs’ Co-Lead Counsel and counsel for Defendants engaged in arm’s-length negotiations concerning a possible settlement of the Consolidated Actions, which culminated in an agreement in principle to settle the Consolidated Actions that was memorialized in a Settlement Term Sheet (the “Term Sheet”) executed on August 14, 2023.

24. As is reflected in paragraph 29 below, the terms of the Settlement include the execution of the Amended Stockholders Agreement by Edgio and College Top.

25. After additional negotiations regarding the specific terms of their agreement, the Parties entered into the Stipulation on September 29, 2023. The Stipulation reflects the final and binding agreement between the Parties on the terms and conditions of the Settlement and supersedes the Term Sheet.

26. Prior to the execution of the Stipulation, no Party (or its counsel) discussed with any opposing Party (or its counsel) the amount of an appropriate award of attorneys’ fees and expenses in the Consolidated Actions.

27. On October 23, 2023, the Court entered a Scheduling Order directing that notice of the Settlement be provided to potential Class Members, and scheduling the Settlement Hearing to, among other things, consider whether to grant final approval to the Settlement.

HOW DO I KNOW IF I AM AFFECTED BY THE SETTLEMENT?

28. If you are a member of the Settlement Class, you are subject to the Settlement. The Settlement Class preliminarily certified by the Court solely for purposes of the Settlement consists of:

Any and all Persons who held outstanding shares of Edgio (or

Limelight) common stock, either of record or beneficially, at any time during the Class Period, including any and all of their legal representatives, heirs, successors in interest, transferees, and assigns, but excluding the Excluded Persons.3

PLEASE NOTE: The Settlement Class was preliminarily certified as a non-“opt-out” class pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2). Accordingly, Class Members do not have the right to exclude themselves from the Settlement Class.

WHAT ARE THE TERMS OF THE SETTLEMENT?

29. In connection with the Settlement and as consideration for the Releases set forth in the Stipulation, within five (5) business days of the Effective Date of the Settlement, Edgio and College Top shall execute the Amended Stockholders Agreement attached to the Stipulation as Exhibit A, which, once executed, shall be deemed effective as of the Effective Date.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

30. Plaintiffs, through Plaintiffs’ Co-Lead Counsel, have conducted an investigation relating to the claims and the underlying events alleged in the Consolidated Actions. Plaintiffs’ Co-Lead Counsel have analyzed the information adduced during their investigation and have also researched the applicable law with respect to the claims asserted in the Consolidated Actions and the potential defenses thereto. This investigation and discovery, and the settlement negotiations between the Parties, have provided Plaintiffs with an informed and detailed basis upon which to assess the relative strengths and weaknesses of Plaintiffs’ position and Defendants’ positions in this litigation.

31. Based upon their investigation and prosecution of the Consolidated Actions, Plaintiffs and Plaintiffs’ Co-Lead Counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable, and adequate as to Plaintiffs and the other members of the Settlement Class and in their best interests. Based on their direct oversight of the prosecution of this matter and with the advice of their

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“Excluded Persons” means Defendants, as well as members of their immediate families, any entity in which any of them has a controlling interest, and the heirs, successors, or assignees of any such excluded person. “Excluded Persons” also includes (i) any trusts, estates, entities, or accounts that held shares of Edgio (or Limelight) for the benefit of any of the foregoing; and (ii) Apollo Global Management, Inc., Apollo Management IX, L.P., and College Parent, L.P.

counsel, Plaintiffs have agreed to settle and release the claims raised in the Consolidated Actions pursuant to the terms and provisions of the Stipulation, after considering (i) the substantial benefits and protections provided under the proposed Settlement; (ii) the significant risks of continued litigation and trial; and (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of the Stipulation.

32. Defendants have entered into the Stipulation solely to eliminate the uncertainty, burden, and expense of further protracted litigation. Each of the Defendants denies any wrongdoing, and the Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants, or any other of the Released Defendants’ Persons, with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have, or could have, asserted. Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing or damages whatsoever.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

33. If the Settlement is approved, the Court will enter an Order and Final Judgment (the “Judgment”). Pursuant to the Judgment, the claims asserted against Defendants in the Consolidated Actions will be dismissed with prejudice and the following releases (“Releases”) will occur:

(i) Release of Claims by Plaintiffs and the Settlement Class: Upon the Effective Date (defined below), Plaintiffs and each and every member of the Settlement Class, on behalf of themselves and any and all of their respective predecessors, successors, assigns, agents, representatives, trustees, executors, administrators, estates, heirs, and transferees, in their capacities as such, and any other Person acting for or on behalf of, or claiming under, any of them, and who could assert any of the Released Plaintiffs’ Claims (defined below) on their behalf, in their capacities as such, shall and shall be deemed to fully, finally, and forever release, relinquish, settle, and discharge the Released Defendants’ Persons (defined below) from and with respect to every one of the Released Plaintiffs’ Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, instigating, facilitating, asserting, continuing, maintaining, participating in, or prosecuting any and all Released Plaintiffs’ Claims against the Released Defendants’ Persons.

“Effective Date” with respect to the Settlement means the first business day after the following events have occurred: (i) the Court has, following notice to the Settlement Class and a hearing, approved the Settlement and entered the Judgment; and (ii) the Judgment has become Final (defined below).

“Final,” when referring to the Judgment or any other court order, means (i) if no appeal is filed, the expiration date of the time provided for filing or noticing any motion for reconsideration, reargument, appeal, or other review of the order; or (ii) if there is an appeal from the Judgment or order, (a) the date of final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari, reconsideration, or otherwise, or (b) the date the judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari, reconsideration, reargument, or other form of review of such affirmance, or the denial of a writ of certiorari, reconsideration, reargument, or other form of review of such affirmance, and, if certiorari, reconsideration, or other form of review is granted, the date of final affirmance following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees, costs, or expenses shall not in any way delay or preclude the Judgment from becoming Final.

“Released Plaintiffs’ Claims” means, to the fullest extent permitted by Delaware law in stockholder class action settlements, any and all manner of claims, including Unknown Claims, suits, actions, causes of actions, demands, liabilities, losses, rights, obligations, duties, damages, diminution in value, disgorgement, debts, costs, expenses, interest, penalties, fines, sanctions, fees, attorneys’ fees, expert or consulting fees, agreements, judgments, decrees, matters, allegations, issues, and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or unapparent, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, fixed or contingent, whether based on state, local, federal, foreign, statutory, regulatory, common, or other law or rule, that (i) were alleged, asserted, set forth, or claimed in any of the Consolidated Actions, or (ii) could have been alleged, asserted, set forth, or claimed in the Consolidated

Actions or in any other action or in any other court, tribunal, or proceeding by Plaintiffs or any other member of the Settlement Class individually, on behalf of the Settlement Class directly, or on behalf of Edgio (or Limelight) derivatively, that (1) are based upon, arise out of, or relate to the allegations, transactions, facts, matters, disclosures, representations, or omissions referenced in the Assad Complaint or the Botelho Complaint; and (2) relate to the ownership of Edgio (or Limelight) common stock during the Class Period. Released Plaintiffs’ Claims do not include any claims to enforce the Settlement or any claims to enforce a final order and judgment entered by the Court.

“Released Defendants’ Persons” means Defendants and any and all of their respective past or present affiliates (including, without limitation, Apollo Global Management, Inc., Apollo Management IX, L.P., and College Parent, L.P.), predecessors, successors, or assigns, as well as, for each of the foregoing, any and all of their respective current or former affiliates, subsidiaries, officers, directors, executives, employees, associates, immediate family members, agents, partners, limited partners, general partners, partnerships, principals, members, managers, joint ventures, stockholders, underwriters, attorneys (including Defendants’ Counsel and College Top’s counsel), advisors, financial advisors, consultants, bankers, publicists, independent certified public accountants, auditors, accountants, creditors, administrators, heirs, executors, trustees, trusts, estates, personal or legal representatives, or other persons acting on their behalf.

“Unknown Claims” means any claims that a releasing Person does not know or suspect exists in his, her, or its favor at the time of the release of the Released Plaintiffs’ Claims and Released Defendants’ Claims, which if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, upon the Effective Date, Plaintiffs and Defendants shall expressly waive, and each of the other Class Members shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, relinquished, and released any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States or other jurisdiction, or principle of common law or foreign law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs and Defendants acknowledge, and the other Class Members by operation of law are deemed to acknowledge, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Plaintiffs’ Claims and the Released Defendants’ Claims, but that it is the intention of Plaintiffs and Defendants, and by operation of law the other Class Members, to completely, fully, finally, and forever extinguish any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, known or unknown, suspected or unsuspected, without regard to the subsequent discovery of additional or different facts. Plaintiffs and Defendants also acknowledge, and the other Class Members by operation of law are deemed to acknowledge, that the inclusion of “Unknown Claims” in the definition of Released Plaintiffs’ Claims and Released Defendants’ Claims is separately bargained for and is a key element of the Settlement.

(ii) Release of Claims by Defendants: Upon the Effective Date, Defendants (and Apollo Global Management, Inc., Apollo Management IX, L.P., College Top and College Parent), on behalf of themselves and any and all of their respective predecessors, successors, assigns, agents, representatives, trustees, executors, administrators, estates, heirs, and transferees, in their capacities as such, and any other Person acting for or on behalf of, or claiming under, any of them, and who could assert any of the Released Defendants’ Claims (defined below) on their behalf, in their capacities as such, shall and shall be deemed to fully, finally, and forever release, relinquish, settle, and discharge the Released Plaintiffs’ Persons (defined below) from and with respect to every one of the Released Defendants’ Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, instigating, facilitating, asserting, continuing, maintaining, participating in, or prosecuting any of the Released Defendants’ Claims against any of the Released Plaintiffs’ Persons.

“Released Defendants’ Claims” means any and all claims, complaints, liabilities, causes of action, or sanctions, including Unknown Claims, that have been or could have been asserted by Defendants in the Consolidated Actions, or in any court, tribunal, forum, or proceeding, which arise out of or relate in any way to the institution, prosecution, settlement, or dismissal of the Consolidated Actions; provided, however, that the Released Defendants’ Claims shall not include any claims to enforce the Settlement or any claims to enforce a final order and judgment entered by the Court.

“Released Plaintiffs’ Persons” means Plaintiffs, all other Class Members, Plaintiffs’ Counsel, and all of their past or present immediate family members, parents, subsidiaries, affiliates, predecessors, successors, or assigns, as well as any and all of their current or former officers, directors, executives, employees, associates, agents, partners, limited partners, general partners, partnerships, principals, members, managers, joint ventures, stockholders, underwriters, attorneys, advisors, financial advisors, consultants, bankers, publicists, independent certified public accountants, auditors, accountants, creditors, administrators, heirs, executors, trustees, trusts, estates, personal or legal representatives, or other persons acting on their behalf.

34. By Order of the Court, (i) all proceedings in the Consolidated Actions other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation, have been stayed and (ii) pending final determination of whether the Settlement should be approved, Plaintiffs and all Class Members are barred and enjoined from commencing or prosecuting any of the Released Plaintiffs’ Claim against any of the Released Defendants’ Persons.

35. If the Settlement is approved and the Effective Date occurs, no Class Member will be able to bring another action asserting the Plaintiffs’ Released Claims against any of the Released Defendants’ Persons.

HOW WILL PLAINTIFFS’ COUNSEL BE PAID?

36. Plaintiffs’ Co-Lead Counsel, on behalf of themselves and all other Plaintiffs’ Counsel,4 will apply to the Court for a collective award of attorneys’ fees and payment of Litigation Expenses to Plaintiffs’ Counsel in an amount not to exceed $2,000,000 (the “Fee and Expense Application”). Defendants reserve the right to oppose Plaintiffs’ entitlement to, or the amount of, attorneys’ fees or Litigation Expenses sought in the Fee and Expense Application.

37. The Court will determine the amount of any fee and expense award for Plaintiffs’ Counsel (the “Fee and Expense Award”). Defendants shall pay or cause to be paid any Fee and Expense Award to Plaintiffs’ Counsel. Class Members are not personally liable for any such fees or expenses.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE TO ATTEND THE HEARING? MAY I SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?

38. Class Members do not need to attend the Settlement Hearing. The Court will consider any submission made in accordance with the provisions below even if a Class Member does not attend the Settlement Hearing.

39. Please Note: The date and time of the Settlement Hearing may change without further written notice to Class Members. In addition, the Court may decide to conduct the Settlement Hearing remotely by telephone or videoconference, or otherwise allow Class Members to appear at the hearing remotely by phone or video, without further written notice to Class Members. Any updates regarding the Settlement Hearing, including any changes to the date or time of the hearing, or updates regarding in-person or remote appearances at the hearing, will be posted to www.blbglaw.com. Also, if the Court requires or allows Class Members to participate in the Settlement Hearing remotely by telephone or videoconference, the information needed to access the conference will be posted to www.blbglaw.com.

40. The Settlement Hearing will be held on January 3, 2024, at 11:00 a.m., before The Honorable Morgan T. Zurn, Vice Chancellor, either in person at

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Plaintiffs’ Counsel” means Plaintiffs’ Co-Lead Counsel and all other legal counsel, who, at the direction and under the supervision of Plaintiffs’ Co-Lead Counsel, performed services on behalf of the Settlement Class in the Consolidated Actions, and includes Kaskela Law LLC and RM Law, P.C.

the Court of Chancery of the State of Delaware, New Castle County, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, or remotely by telephone or videoconference (in the discretion of the Court), to, among other things: (i) determine whether to finally certify the Settlement Class for settlement purposes only, pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2); (ii) determine whether Plaintiffs and Plaintiffs’ Co-Lead Counsel have adequately represented the Settlement Class, and whether Plaintiffs should be finally appointed as Class Representatives for the Settlement Class and Plaintiffs’ Co-Lead Counsel should be finally appointed as Class Counsel for the Settlement Class; (iii) determine whether the proposed Settlement should be approved as fair, reasonable, and adequate to the Settlement Class, and in the best interests of the Settlement Class; (iv) determine whether the proposed Judgment approving the Settlement, dismissing the Consolidated Actions with prejudice, and granting the Releases provided under the Stipulation should be entered; (v) determine whether and in what amount the Court should grant a Fee and Expense Award to Plaintiffs’ Counsel; (vi) hear and rule on any objections to the Settlement and/or Plaintiffs’ Co-Lead Counsel’s Fee and Expense Application; and (vii) consider any other matters that may properly be brought before the Court in connection with the Settlement.

41. Any Class Member may object to the Settlement or Plaintiffs’ Co-Lead Counsel’s Fee and Expense Application (“Objector”); provided, however, that no Objector shall be heard or entitled to object unless, on or before December 19, 2023, such person: (1) files his, her, or its written objection, together with copies of all other papers and briefs supporting the objection, with the Register in Chancery at the address set forth below; (2) serves such papers (electronically by File & ServeXpress, by hand, by first-class U.S. mail, or by express service) on Plaintiffs’ Co-Lead Counsel and Defendants’ Counsel at the addresses set forth below; and (3) emails a copy of the written objection to jeroen@blbglaw.com, jfriedman@fotpllc.com, dbirnbach@goodwinlaw.com, and koch@rlf.com.

REGISTER IN CHANCERY
Register in Chancery Court of Chancery of the State of Delaware, New Castle County Leonard L. Williams Justice Center 500 North King Street Wilmington, DE 19801

PLAINTIFFS’ CO-LEAD COUNSEL
Jeroen van Kwawegen Bernstein Litowitz Berger & Grossmann LLP 1251 Avenue of the Americas, 44th Floor New York, NY 10020	Jeremy Friedman Friedman Oster & Tejtel PLLC 493 Bedford Center Road, Suite 2D Bedford Hills, NY 10507

DEFENDANTS’ COUNSEL
Deborah S. Birnbach Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210	Rudolf Koch Richards Layton & Finger P.A. 920 North King Street Wilmington, DE 19801

42. Any objections must: (i) identify the case name and civil action number, “In re Edgio, Inc. Stockholders Litigation, C.A. No. 2022-0624-MTZ”; (ii) state the name, address, and telephone number of the Objector and, if represented by counsel, the name, address, and telephone number of the Objector’s counsel; (iii) be signed by the Objector; (iv) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the Objector wishes to bring to the Court’s attention, and if the Objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the Objector may call to testify, and any exhibits the Objector intends to introduce into evidence at the hearing; and (v) include documentation sufficient to prove that the Objector is a member of the Settlement Class. Documentation establishing that an Objector is a member of the Settlement Class must consist of copies of monthly brokerage account statements or an authorized statement from the Objector’s broker containing the transactional and holding information found in an account statement. Plaintiffs’ Co-Lead Counsel may request that the Objector submit additional information or documentation sufficient to prove that the objector is a Class Member.

43. You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first file and serve a written objection in accordance with the procedures described above, unless the Court orders otherwise.

44. If you wish to be heard orally at the hearing in opposition to the approval of the Settlement or Plaintiffs’ Co-Lead Counsel’s Fee and Expense Application (assuming you timely file and serve a written objection as described above), you must also file a notice of appearance with the Register in Chancery and serve it on Plaintiffs’ Co-Lead Counsel and Defendants’ Counsel at the mailing and email addresses set forth in paragraph 41 above so that the notice is received on or before December 19, 2023. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

45. You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Plaintiffs’ Co-Lead Counsel and Defendants’ Counsel at the mailing and email addresses set forth in paragraph 41 above so that the notice is received on or before December 19, 2023.

46. The Settlement Hearing may be adjourned by the Court without further written notice to Class Members. If you intend to attend the Settlement Hearing, you should confirm the date, time, and location with Plaintiffs’ Co-Lead Counsel.

47. Unless the Court orders otherwise, any Class Member who does not object in the manner described above will be deemed to have waived any objection (including the right to appeal) and shall be forever foreclosed from making any objection to the proposed Settlement or Plaintiffs’ Co-Lead Counsel’s Fee and Expense Application, or any other matter related to the Settlement or the Consolidated Actions, and will otherwise be bound by the Judgment to be entered and the Releases to be given. Class Members do not need to appear at the Settlement Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

48. This Notice contains only a summary of the terms of the proposed Settlement. For more detailed information about the matters involved in the Consolidated Actions, you are referred to the papers on file in the Consolidated Actions, including the Stipulation, which may be inspected during regular office hours at the Office of the Register in Chancery in the Register in Chancery, Court of Chancery of the State of Delaware, New Castle County, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801. Additionally, copies of the Stipulation and any related orders entered by the Court will be posted on www.blbglaw.com. All inquiries concerning this Notice should be directed to Plaintiffs’ Co-Lead Counsel: Jeremy Friedman, Friedman Oster & Tejtel PLLC, 493 Bedford Center Road, Suite 2D, Bedford Hills, NY 10507; (888) 529-1108; jfriedman@fotpllc.com; or Jeroen van Kwawegen, Bernstein Litowitz Berger & Grossmann LLP, 1251 Avenue of the Americas, New York, NY 10020; (212) 554-1400; settlements@blbglaw.com.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF

THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: October 27, 2023	BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE

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